Exhibit 99.1

INmune Bio, Inc. Announces Multiple Oral and Poster Presentations at the 14th Clinical Trials on Alzheimer’s Disease (CTAD) Annual Meeting

Boca Raton, Florida, Oct. 27, 2021 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announced multiple poster presentations and a plenary talk at the upcoming 14th Clinical Trials on Alzheimer’s Disease (CTAD) Annual Meeting, being held in a hybrid format (in-person and virtual) from November 9-12 in Boston.

Details of the presentations are as follows:

Late-breaking oral presentation:

Title: The Early Mild Alzheimer’s Cognitive Composite (EMACC): a meaningful primary cognitive endpoint in a phase 2 trial of XPro1595 in Alzheimer’s Disease (AD) with inflammation (ADi)

Presenter: Dr. Judith Jaeger, Cognitionmetrics and Albert Einstein College of Medicine, Stamford, CT and Bronx, NY

Session: LB12

Date: Friday, November 12 (onsite)

Time: 9:55am ET

Late-breaking oral communication:

Title: Analyzing the CSF proteome to support decisions in an AD clinical trial program

Theme: Clinical trials: biomarkers including plasma

Poster (on-demand/virtual): LBR7

Date: Tuesday, November 9

Time: presentation will be available beginning at 8:00am ET

Poster presentations:

Title: Novel white matter imaging measures of neuroinflammation, axonal density and demyelination as potential biomarkers for trials in the AD spectrum: validation in the largescale longitudinal multicenter ADNI studies

Theme: Clinical trials: imaging

Poster (onsite): LP3

Time: all posters will be available beginning November 9 at 8:00am ET

Title: MRI measures of white matter pathology can replace CSF sampling in AD clinical trials – case study from the XProTM a phase 1 trial in Alzheimer’s patients with neuroinflammation

Theme: Clinical trials: imaging

Poster (onsite): LP4

Time: all posters will be available beginning November 9 at 8:00am ET

Title: Planning for Success: a Three-step process to Define Phase II Trial Size and Duration Using a Patient Enrichment Strategy using Phase I Data and Public Databases

Theme: Clinical trials: methodology

Poster (onsite): LP11

Time: all posters will be available beginning November 9 at 8:00am ET

About XPro

XPro is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and differentiates itself from existing TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro could have substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication please visit this section of the INmune Bio’s website.

About INKmune

INKmune™ is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals akin to treatment with at least three cytokines in combination. INKmune is stable at -80oC and is delivered by a simple IV infusion. The INKmune:NK interaction ligates multiple activating and co-stimulatory molecules on the NK cell and enhances its avidity of binding to tumor cells; notably those resistant to normal NK-mediated lysis. Tumor-primed NK (TpNK) cells can lyse a wide variety of NK-resistant tumors including leukemias, lymphomas, myeloma, ovarian cancer, breast cancer.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is in clinical trial to determine if it can treat for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s and treatment resistant depression (XPro595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, Quellor™, XPro1595, LIVNate™, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO (858) 964-3720

DMoss@INmuneBio.com

Investor Contact:

Chuck Padala

LifeSci Advisors

(646) 627-8390

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